UNITED STATES

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BROADCASTER, INC.

(Name of Registrant as Specified In Its Charter)

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The following is the text of a press release issued by Broadcaster, Inc. on August 7, 2008:

NEWS RELEASE

Contact: Martin Wade, III

FOR IMMEDIATE RELEASE

(OTC BULLETIN BOARD: BCAS)

BROADCASTER, INC. ANNOUNCES ADJOURNMENT OF THE ANNUAL MEETING OF SHAREHOLDERS

CHATSWORTH, CA — August 7, 2008 — Broadcaster, Inc. (OTC Bulletin Board: BCAS) today announced that in accordance with the terms of a Stipulation it entered into with Baytree Capital Associates, LLC, Nolan Quan, Blair Mills and Martin Wade it adjourned its Annual Meeting of Shareholders that was reconvened on August 6 prior to the call for a vote on the items specified in its Proxy Statement dated May 23, 2008.  The Annual Meeting had been originally scheduled to be held on June 26, 2008 to consider and vote on the (i) election of five directors to our board of directors; (ii) approval of  the Broadcaster 2008 Long Term Incentive Plan; and (iii) ratification of  the appointment of Choi, Kim & Park LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2009.  In June,  in an effort to economically and efficiently address concerns regarding agenda items that were to be the subject of its Annual Meeting, the Company entered into a Stipulation providing that the meeting be adjourned prior to calling for a vote on the agenda items.  Accordingly, on June 26th, the Annual Meeting was adjourned until August 6th.    It was anticipated that the concerns that were raised would be resolved at a court hearing scheduled for August 4th.  The court meeting scheduled for August 4th had been postponed until August 8th and therefore the Annual Meeting which was reconvened on August 6th was adjourned until August 19th.

The Annual Meeting was adjourned to 10:00 a.m., Pacific Standard Time, on August 19, 2008, at the Company’s offices, 9201 Oakdale Avenue, Suite 200, Chatsworth, California 91311. Company stockholders as of the Record Date will still be entitled to appear and vote, in person or by proxy, at the Annual Meeting when reconvened on August 19, 2008.